EXHIBIT 3.2

DELAWARE
The First State

I,  HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "OCCULOGIX, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF OCTOBER, A.D. 2008, AT 8:33 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:32 PM 10/07/2008
FILED 08:33 AM 10/07/2008
SRV 081016988 - 3520855 FILE

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
OCCULOGIX, INC.
(the "Corporation")

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Corporation adopts the following Certificate of Amendment to its Amended and Restated Certificate of Incorporation:

1.                            The following amendment to the existing Amended and Restated Certificate of Incorporation being effected hereby is to add the following new paragraph 6 at the end of Article IV, Section A:

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6.           Reverse Stock Split.

(a)           Upon this amendment becoming effective (the "Effective Time"), a one-for-twenty-five reverse stock split of each of the shares of common stock, $0.001 par value (the "Common Stock"), shall become effective, such that every twenty-five (25) shares of Common Stock either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time, will be automatically reclassified and combined into one (1) share of such Common Stock. No fractional shares of Common Stock will be issued as a result of such reverse stock split. A holder of shares of Common Stock who otherwise would be entitled to a fractional share as a result of such reverse stock split will instead receive a whole share of Common Stock in lieu of such fractional share.

(b)         Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified.

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2.                             Further, the following amendment to the existing Amended and Restated Certificate of Incorporation being effected hereby is to delete the first paragraph of Article IV in its entirety and to substitute in its place the following:

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The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000), of which forty million (40,000,000) shares, par value $0.001 per share, shall be common stock (the "Common Stock") and ten million (10,000,000) shares, par value $0.001 per share, shall be preferred stock (the "Preferred Stock").

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3.                             This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was approved by written consent of the board of directors and by the stockholders of this Corporation at a meeting thereof duly called and held on September 30, 2008.

4.                             This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective immediately upon filing by the Delaware Secretary of State.

IN WITNESS WHEREOF, the Corporation has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation as of the 7th day of October, 2008.

/s/ Eric Donsky
Name: Eric Donsky
Title: Chief Executive Officer